Exhibit 10.5

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (this “Assignment”) is made as of this 28th day of December, 2012, by and between GREIT-SUTTER SQUARE, LP, a California limited partnership (“Assignor”), and CHEQUERS-SUTTER SQUARE, LLC, a California limited liability company (“Assignee”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, sells, transfers and assigns unto Assignee all of the rights, title and interest of Assignor in, to and under any and all of the following items (collectively, the “Assumed Items”), to the extent that they are related to that certain real property located at 2901-2929 K Street, Sacramento, California, which is more particularly described in Exhibit A attached hereto (the “Real Property”):

(a) all contracts or agreements, if any, to the extent that they relate to the Real Property, or improvements thereon (including, but not limited to, maintenance or utility contracts);

(b) all warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) which exist or may hereafter exist, from, by or against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating to the Real Property, or the improvements thereon;

(c)	plans, drawings, and specifications for the improvements to the Real Property;

(d) all intangible property used or useful in connection with the Real Property or the improvements thereon, including, without limitation, all trademarks, trade names [(including, without limitation, the exclusive right to use the name                     )], and all contract rights, guarantees, licenses, permits (to the extent transferable) and warranties; and

(e) all of Assignor’s rights, title and interest in, to and under the leases (the “Leases”) relating to the Real Property, together with any and all rights, title, estates and interests of Assignor as lessor under the Leases, whether now owned or hereafter acquired, in and to any improvements and fixtures located thereon and any rights, privileges, easements, rights of way or appurtenances appertaining thereto (including, without limitation, any and all rents, issues, profits, royalties, income and other benefits derived from the Real Property hereafter accruing, and any and all claims, causes of action, rights to proceeds or awards related to the Real Property hereafter accruing), together with all rights, title, estates and interests of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, together with all rights, title, estates and interests of Assignor in and to any subleases, if any, relating to the Real Property.

Assignee hereby accepts the foregoing assignment and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder from and after the date hereof, including, without limitation, the obligations and duties of Assignor relating to any tenant deposits either assigned to Assignee or for which Assignee received a credit from Assignor pursuant to the Agreement for Purchase and Sale of Real Property and Escrow Instructions entered into by Assignor and Assignee [or a predecessor in interest of Assignee], and (b) all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property, arising after the date hereof. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including reasonable attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations.

Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including reasonable attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases, Contracts or License Agreements, to the extent accruing prior to the date hereof, excluding all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property (whether accruing before or after the date hereof).

Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

ASSIGNOR:	GREIT-SUTTER SQUARE, L.P., a California limited partnership

	By:	GREIT—Sutter Square GP, LLC a Delaware limited liability company, its General Partner

By:

GREIT LIQUIDATING TRUST, a

Maryland Trust, as successor in interest to G

REIT L.P., a Virginia limited partnership (as

dissolved) and its General Partner, G REIT

Inc., a Maryland corporation (as dissolved),

pursuant to Agreement and Declaration of

Trust dated January 22, 2008

its Sole Member

			By:	/s/ Gary T. Wescombe
Gary T. Wescombe Chairman of the Trustees

ASSIGNEE:	CHEQUERS-SUTTER SQUARE, LLC, a California limited liability company

	By:	Chequers Equity, LLC, a Delaware limited liability company, its sole member

		By:	Sovereign Capital Management Group, Inc., a Delaware corporation, its sole member

			By:	/s/ Robert Sparks, Secretary
Robert Sparks, Secretary